Written Statement of the Chief Financial Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, the Chief Financial Officer of CNA Financial Corporation (the “Company”), hereby certifies that, to his knowledge:

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 2, 2004

/s/ Robert V. Deutsch
Robert V. Deutsch
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.